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

               SIMPSON MANUFACTURING CO., INC. AND SUBSIDIARIES
                   Computation of Earnings Per Common Share
          For the Three Years Ended December 31, 1999, 1998 and 1997

                                  Exhibit 11

                           Basic Earnings per Share


                                            1999            1998            1997
                                        ------------    ------------    ------------
Weighted average number of common
  shares outstanding                      11,834,915      11,556,629      11,471,217

Shares issuable pursuant to stock
  bonus plan                                   2,400           3,825           3,375
                                        ------------    ------------    ------------

Number of shares for computation
  of basic net income per share           11,837,315      11,560,454      11,474,592
                                        ============    ============    ============


Net income for computation of basic
  net income per share                  $ 38,467,392    $ 31,141,523    $ 25,985,779
                                        ============    ============    ============

Basic net income per share              $       3.25    $       2.69    $       2.26
                                        ============    ============    ============

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

               SIMPSON MANUFACTURING CO., INC. AND SUBSIDIARIES
                   Computation of Earnings Per Common Share
          For the Three Years Ended December 31, 1999, 1998 and 1997

                            Exhibit 11 (continued)

                          Diluted Earnings per Share

                                            1999            1998            1997
                                        ------------    ------------    ------------
Weighted average number of common
  shares outstanding                      11,834,915      11,556,629      11,471,217

Shares issuable pursuant to employee
  stock option plans, less shares
  assumed repurchased at the average
  fair value during the period               392,723         483,361         486,337

Shares issuable pursuant to the
  independent director stock option
  plan, less shares assumed
  repurchased at the average fair
  value during the period                      3,827           4,382           5,021

Shares issuable pursuant to stock
  bonus plan                                   2,400           3,825           3,375
                                        ------------    ------------    ------------

Number of shares for computation of
  diluted net income per share            12,233,865      12,048,197      11,965,950
                                        ============    ============    ============

Net income for computation of diluted
  net income per share                  $ 38,467,392    $ 31,141,523    $ 25,985,779
                                        ============    ============    ============

Diluted net income per share            $       3.14    $       2.58    $       2.17
                                        ============    ============    ============

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